UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BPW ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation or organization)	26-1259837 (I.R.S. Employer Identification No.)

750 Washington Boulevard Stamford, CT (Address of principal executive offices)	06901 (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Units, each consisting of one share of Common Stock and one Warrant	American Stock Exchange
Common Stock included in Units, par value $0.0001 per share	American Stock Exchange
Warrants included in Units, exercisable for Common Stock	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates (if applicable): 333-147439

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered

The securities to be registered hereby are the units, common stock and common stock purchase warrants of BPW Acquisition Corp. (the “Company”). The description of the units, common stock and common stock purchase warrants contained under the heading “Description of Securities” in the Registration Statement on Form S-1 (File No. 333-147439), as amended (the “Registration Statement”), to which this Form 8-A relates is incorporated herein by reference. In addition, any description under the caption “Description of Capital Stock” in a form of prospectus relating to the Registration Statement subsequently filed by the Company pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated herein by reference.

Item 2. Exhibits

Exhibit Number	Exhibit
3.1*	Form of Amended and Restated Certificate of Incorporation
3.2**	Form of Amended and Restated By-Laws
4.1*	Specimen Unit Certificate
4.2**	Specimen Common Stock Certificate
4.3*	Specimen Warrant Certificate
4.4*	Form of Warrant Agreement between Continental Stock Transfer and Trust Company and the Registrant
10.6*	Form of Registration Rights Agreement between the Registrant, Perella Weinberg Partners Acquisition LP, BNYH BPW Holdings LLC, Roger W. Einiger, J. Richard Fredericks and Wolfgang Schoellkopf
*

Incorporated by reference to the corresponding exhibit of the same number filed with Amendment No. 6 to the Company’s Registration Statement on Form S-1 (File No. 333-147439), filed with the Securities and Exchange Commission on February 19, 2008.

**

Incorporated by reference to the corresponding exhibit of the same number filed with Amendment No. 2 to the Company’s Registration Statement on Form S-1 (File No. 333-147439), as amended, filed with the Securities and Exchange Commission on January 23, 2008.

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: February 21, 2008

BPW ACQUISITION CORP.
By:	/s/ Michael E. Martin
Michael E. Martin Chief Executive Officer